EX-99.2

Exhibit 99.2

Offer to Purchase

PMF FUND, L.P.

P.O. Box 182663

Columbus, Ohio 43218-2663

Offer to Purchase All Outstanding

Shares of Limited Partnership Interest

Dated February 20, 2014

The Offer Will Expire at

Midnight, New York City Time, on March 19, 2014,

Unless the Offer is Extended

To the Investors of PMF Fund, L.P.:

The PMF Fund, L.P., a newly-created, closed-end, non-diversified, management investment company organized as a Delaware limited partnership (the “Fund”), is offering to purchase on the terms and conditions set forth in this offer to purchase (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with the Offer to Purchase, constitutes the “Offer”) all outstanding shares (“Shares”) of limited partnership interest in the Fund or portions thereof pursuant to tenders by Partners at a price calculated in accordance with the definition of “Purchase Price” as set forth herein as of March 31, 2014 or, solely in the event that it is necessary to extend such date in order to satisfy certain conditions of the Offer as set forth herein, June 30, 2014. The Offer is currently scheduled to expire at midnight, New York City Time, on March 19, 2014 (such time and date, as it may be extended, the “Expiration Date”). (As used in the Offer, the term “Share” or “Shares,” as the context requires, shall refer to limited partnership interests in the Fund and those interests and portions thereof that have been tendered for repurchase.) The Offer is being made to all Partners and is subject to certain conditions described below. The Shares are not traded on any established trading market and are subject to strict restrictions on transferability pursuant to the Fund’s Agreement of Limited Partnership dated as of February 18, 2014 (the “LP Agreement”).

The Fund is one of several “feeder” funds (collectively with the Fund, the “Feeder Funds”) that invest substantially all of their assets in The Endowment PMF Master Fund, L.P. (the “Master Fund”), which holds a portfolio of Investment Funds that will liquidate over time. Each of the Feeder Funds is making a concurrent cash repurchase offer to its investors. The Offer is conditioned upon, among other things, a minimum participation by investors across all Feeder Fund repurchase offers of an amount of Feeder Fund interests (including Fund Shares) representing at least 20% of the net assets of The Endowment Master Fund, L.P. (the “Legacy Master Fund”) immediately prior to the commencement of the Offer. The Board of the Fund has approved a tender offer for all of the Fund’s outstanding Shares. The Master Fund will be capitalized based on the division of the Legacy Master Fund in conjunction with a set of concurrent repurchase offers being conducted by the feeder funds that invest their assets in the Legacy Master Fund (the “Legacy Feeder Funds” and, together with the Legacy Master Fund, the “Legacy Funds”). All shareholders of the Fund previously were investors in one of the Legacy Feeder Funds.

The Fund’s investment objective is to manage a portfolio of Investment Funds and cash to preserve value while prioritizing liquidity for Partners over active management, until such time as the Master Fund portfolio has been liquidated. The Master Fund’s liquidation process is estimated to take up to ten years, after which time the Master Fund will enter a formal dissolution process. The Fund is making a cash repurchase offer to provide Partners with an early liquidation option by affording Partners the opportunity to liquidate their Shares (or a portion thereof) in the Fund rather than hold Shares through the full liquidation of the Master Fund’s portfolio. The Purchase Price is less than the net asset value of the Shares and may be less than the amount Partners might otherwise receive by holding their Shares to liquidation, and Partners that tender Shares pursuant to the Offer may consequently be foregoing material value (on both a present value and an absolute dollar basis) that they would otherwise receive over time if they held their Shares through liquidation.

Partners who desire to retain their investment in the Fund may ignore the Offer.

Proceeds for Shares tendered and accepted will be paid in cash. As set forth in the Fund’s Private Placement Memorandum dated February 20, 2014 (“PPM”), the Fund’s portfolio is highly illiquid, cash will be distributed as underlying Investment Funds liquidate (subject to the Fund’s distribution policy), and, accordingly, the Fund does not expect to conduct any future repurchase offers. The Fund is conducting the Offer as a one-time offer. The Fund (and the other Feeder Funds) and the Master Fund have entered into an agreement (“Purchase and Sale Agreement”) with HarbourVest - Origami Structured Solutions L.P., a third party feeder fund (“Third Party Feeder”), whereby the Third Party Feeder will purchase Master Fund interests held by the Fund (and other Feeder Funds) in an amount corresponding to the amount represented by the Shares tendered by Partners (and investors in the other Feeder Funds) in connection with the Offer. The Third Party Feeder is controlled by certain institutional investors managed by two separate and unaffiliated investment advisory organizations, HarbourVest Partners L.P. and Origami Capital Partners, LLC (each is also unaffiliated with the Fund and the Endowment Advisers, L.P. (the “Investment Adviser)). The Third Party Feeder will purchase Master Fund interests held by the Fund at a price that reflects a discount to the net asset value of such interests, and the cash paid to the Fund by the Third Party Feeder to pay for such interests will in turn be used by the Fund to pay for Shares tendered in the Offer. The Fund, through the Offer, is offering to repurchase Shares at the same price as that applied to the Master Fund interests to be purchased by the Third Party Feeder. The Purchase Price that tendering Partners receive for Shares may be less than the amount Partners might otherwise receive by holding their Shares to liquidation, and Partners that tender Shares pursuant to the Offer may consequently be foregoing material value (on both a present value and an absolute dollar basis) that they would otherwise receive over time if they held their Shares through liquidation. The actual amount of distributions which Partners will receive for Shares held to liquidation is uncertain.

Partners are not tendering Shares to the Third Party Feeder and have no claim or rights with respect to the Third Party Feeder.

Partners desiring to tender all or any portion of their Shares in accordance with the terms of the Offer should complete and sign the appropriate forms in accordance with the procedures in the Offer to Purchase.

IMPORTANT

NONE OF THE FUND, THE INVESTMENT ADVISER OR ANY OF THE MANAGERS OR DIRECTORS OF THE FUND MAKE ANY RECOMMENDATION TO ANY INVESTOR AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES. PARTNERS MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER SHARES, AND, IF SO, THE PORTION OF THEIR SHARES TO TENDER.

THE PURCHASE PRICE FOR SHARES TENDERED PURSUANT TO THE OFFER WILL BE BELOW THE NET ASSET VALUE OF THE SHARES.

BECAUSE EACH PARTNER’S INVESTMENT DECISION IS A PERSONAL ONE, BASED ON ITS FINANCIAL CIRCUMSTANCES, NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE FUND AS TO WHETHER PARTNERS SHOULD TENDER SHARES PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE FUND.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED ON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR ON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Questions and requests for assistance and requests for additional copies of the Offer to Purchase may be directed to the Investment Adviser.

Endowment Advisers, L.P.

P.O. Box 182663

Columbus, Ohio 43218-2663

Phone: (800) 725-9456

PMF FUND, L.P.

OFFER to PURCHASE

SUMMARY TERM SHEET

•	As stated in the PPM, the Fund’s investment objective is to manage a portfolio of Investment Funds and cash to preserve value while prioritizing liquidity to Partners over active management, until such time as the portfolio of The Endowment PMF Master Fund, L.P. (the “Master Fund”) has been liquidated. The Master Fund’s liquidation process is estimated to take up to ten years, after which time the Master Fund will enter a formal dissolution process. The Fund is making a cash repurchase offer to provide Partners with an early liquidation option by affording Partners the opportunity to liquidate their Shares (or a portion thereof) in the Fund rather than hold Shares through the full liquidation of the Master Fund’s portfolio. Capitalized terms used in the Offer filing but not otherwise defined shall have the meanings ascribed to them in the PPM. The Offer is being made in conjunction with tender offers by the Legacy Funds (the “Legacy Fund Offers”), and is contingent upon the consummation of the Legacy Fund Offers.

•	The Purchase Price is less than the net asset value of the Shares and may be less than the amount Partners might otherwise receive by holding their Shares to liquidation, and Partners that tender Shares pursuant to the Offer may consequently be foregoing material value (on both a present value and an absolute dollar basis) that they would otherwise receive over time if they held their Shares through liquidation. The estimated purchase price for each tendered Share will be calculated in accordance with the definition of the “Purchase Price” as set forth herein as of March 31, 2014 (or, solely in the event that it is necessary to extend such date in order to satisfy certain conditions of the Offer as set forth herein, June 30, 2014) (such date, as it may be extended, the “Effective Date”).

•	The Fund is one of several “feeder” funds (collectively with the Fund, the “Feeder Funds”) that invest substantially all of their assets in the Master Fund, which holds a portfolio of Investment Funds that will liquidate over time. The Offer is conditioned upon the satisfaction of certain conditions set forth in the Purchase and Sale Agreement, which specifies, among other things, a minimum participation across all Feeder Fund repurchase offers of an amount of Feeder Fund interests (including Fund Shares) representing at least 20% of the net assets of The Endowment Master Fund, L.P. (the “Legacy Master Fund”) immediately prior to the commencement of the Offer (the “Minimum Participation Requirement”). If the Minimum Participation Requirement is not met, the Offer may be cancelled, in which case Shares will not be repurchased, and Partners will remain invested in the Fund. The Board of the Fund has approved a tender offer for all of the Fund’s outstanding Shares. The Offer will remain open until midnight, New York City Time, on March 19, 2014, but the Fund may extend this date (such time and date, as it may be extended, the “Expiration Date”). The Offer may be extended for the purpose of meeting the Minimum Participation Requirement or certain other conditions to the Offer.

•	The Master Fund’s portfolio will represent an approximately pro-rata division of the Legacy Master Fund’s portfolio. An approximately pro-rata division of the Legacy Master Fund’s portfolio, and thus the consummation of the Legacy Fund Offers, is dependent upon obtaining sufficient Investment Manager consents to transfer otherwise non-transferable Investment Fund interests that represent a proportional cross-section of the Legacy Master Fund’s portfolio as of the Effective Date. If the Master Fund is ultimately unable to make an approximately pro-rata division of its portfolio as of the Effective Date, the Legacy Fund Offers will not be consummated, the Master Fund would not be capitalized, and the Fund will not have investors.

•

In light of the necessity for Investment Fund transfers to be duly authorized and effected in order to divide the Legacy Master Fund’s portfolio as of the Effective Date, settlement of the Offer may only occur following the execution of such transfer agreements, which will occur after the date on which Shares are accepted for purchase in the Offer. Due to, among other things, the large number of Investment Funds held and the varying degrees of cooperation needed from the Investment

Managers, the date as of which transfer agreements will be executed is uncertain. To the extent that the Master Fund is delayed in entering into sufficient agreements to acquire an approximately pro-rata portion of the Legacy Master Fund’s portfolio or the Fund’s Board of Directors determines that the other conditions to the Offer cannot be met by March 31, 2014, the Fund will be required to delay the Effective Date to June 30, 2014, in which case the settlement of the Offer and payment of the Purchase Price to tendering Partners will also be delayed. Such a change in the Effective Date would not necessarily be accompanied by an extension of the Offer (so that you might not be able to withdraw your tendered Shares). Following the acceptance of Shares for purchase in the Offer, you will not have the right to withdraw your tendered Shares.

•	The Fund is unlikely to make another repurchase offer in the future, and transfers and sales of Shares are strictly limited under the LP Agreement. Partners who do not tender all of their Shares will remain invested in the Fund for its duration and will be unable to transfer, sell or otherwise dispose of their Shares.

•	The Fund is conducting the Offer as a one-time offer. The Fund, the Master Fund and other Feeder Funds have entered into an agreement (“Purchase and Sale Agreement”) with HarbourVest - Origami Structured Solutions L.P., a third party feeder fund (“Third Party Feeder”), whereby the Third Party Feeder will purchase Master Fund interests held by the Fund (and other Feeder Funds) in an amount corresponding to the amount represented by Shares tendered by Partners (and investors in other Feeder Funds) in connection with the Offer. The Third Party Feeder is controlled by certain institutional investors managed by two separate and unaffiliated investment advisory organizations, HarbourVest Partners L.P. and Origami Capital Partners, LLC (each is also unaffiliated with the Fund and the Adviser). If the conditions to the Purchase and Sale Agreement are met (or, in the discretion of the Third Party Feeder, waived), the Third Party Feeder will purchase Master Fund interests held by the Fund at a purchase price that reflects a discount to the net asset value of such interests, and the cash paid to the Fund by the Third Party Feeder to pay for such interests will in turn be used by the Fund to pay for Shares tendered in response to the Offer. The Fund, through the Offer, is offering to repurchase Shares at the same price as that applied to the Master Fund interests to be purchased by the Third Party Feeder. Accordingly, the Purchase Price tendering Partners receive for Shares will be less than the amount Partners might otherwise receive by holding their Shares to liquidation. The actual amount of distributions Partners will receive for Shares held to liquidation is uncertain.

•	Investors are not tendering Shares to the Third Party Feeder and have no claim or rights with respect to the Third Party Feeder. As discussed in more detail below, the Third Party Feeder is controlled by sophisticated investors who have made, in the course of analyzing the purchase price offered in the Purchase and Sale Agreement, professional determinations with respect to the Master Fund and its potential distributions. Additionally, the Third Party Feeder has had an opportunity to review the Master Fund’s portfolio holdings and may have access to information not generally available to Fund Partners. To the extent any Partner participates in the Offer, such Partner will necessarily be foregoing any return from the Fund and the Master Fund.

•

The Offer remains open until the Expiration Date, unless extended. You may withdraw your tendered Shares until the Expiration Date and, if Shares have not yet been accepted by the Fund, after the expiration of 40 business days from the commencement of the Offer. Following the acceptance of Shares for purchase in the Offer, you will not have the right to withdraw your tendered Shares. If you would like to tender your Shares, you should read and complete a Letter of Transmittal (the enclosed Tender Offer Form will suffice), enclosed with the Offer to Purchase, and contact your financial advisor for specific return instructions. Allow for additional processing time by your financial intermediary if necessary as the form must ultimately be submitted to Endowment Advisers, L.P. (the “Investment Adviser”), at P.O. Box 182663, Columbus, Ohio 43218-2663, Attention: The Endowment Fund or faxed to Endowment Advisers, L.P. at (866) 624-0077, Attention: The Endowment Fund. If you choose to fax the Letter of Transmittal (the enclosed Tender Offer Form will suffice), you should mail the original Letter of Transmittal (the enclosed Tender Offer Form will suffice) promptly after you fax it. Properly completed mailed or faxed Letters of Transmittal (the enclosed Tender Offer Forms will suffice) must be received prior to the Expiration Date.

•	Please note that although you have the opportunity to have your Shares repurchased, we have the right, subject to applicable law and the conditions described herein, to cancel, amend or postpone the Offer prior to the earlier to occur of the Expiration Date (as such may be extended) or when the tendered Shares have been accepted by the Fund.

•	If you do not wish to tender your Shares, you may ignore the Offer.

1. Background and Purpose of the Offer. The purpose of the Offer is to provide Partners with an early liquidation option as an alternative to holding Shares to liquidation, which is expected to take up to ten years, after which time the Master Fund will enter a formal dissolution process. Transfers and sales of Shares are strictly limited by the LP Agreement. The Fund does not anticipate making any future cash repurchase offers. Accordingly, Partners of the Fund that do not tender their Shares will remain in the Fund until final liquidation.

The purchase of Shares pursuant to the Offer will have the effect of increasing the proportionate interest in the Fund of Partners who do not tender Shares. A reduction in the aggregate assets of the Fund may result in Partners who do not tender Shares bearing higher costs to the extent that certain expenses borne by the Fund are relatively fixed and may not decrease if assets decline.

As stated above, the Legacy Master Fund will transfer to the Master Fund an approximately pro-rata portion of the Legacy Master Fund’s investment portfolio. However, to the extent that the Consent Threshold is met but that one or more Investment Managers do not consent to the division of the Legacy Master Fund’s interest in the Investment Fund as of the Effective Date, the Legacy Master Fund will be unable to transfer to the Master Fund a pro-rata portion of its interest in the Investment Fund. Instead, the Legacy Master Fund will be required to pay to the Master Fund an amount of cash equal to the net asset value as of the Effective Date of the relevant portion of the Legacy Master Fund’s interest proposed but unable to be transferred. The Purchase Price for Shares tendered in the Offer will not be adjusted to reflect such amounts of cash. Accordingly, there may be differences in the allocations and/or holdings of the portfolios of the Legacy Master Fund and the Master Fund if consents are not received from all Investment Funds. Furthermore, there can be no assurance that the net asset value of such a non-transferring Investment Fund paid in cash would ultimately represent the full value of a continuing interest in such Investment Fund.

The Fund is one of multiple Feeder Funds that invest substantially all of their assets in the Master Fund. Pursuant to the Purchase and Sale Agreement and assuming the Minimum Participation Percentage is met, the Third Party Feeder will acquire Master Fund interests from the Fund and other Feeder Funds. As a result of the Offer, the Third Party Feeder may be deemed to be a control person of the Master Fund and will in any case have the ability effectively to veto certain actions requiring a vote or unilaterally determine the outcome of a Master Fund vote, including votes with respect to changes to certain governance standards and any vote required under the 1940 Act, which could adversely affect the interests of the Fund and Partners.

Shares that are tendered to the Fund in connection with the Offer to Purchase, if accepted for repurchase, will be repurchased and cancelled, resulting in an increase in the expenses of remaining Partners in the Fund.

2. Offer to Purchase and Price. The Fund will purchase, upon the terms and subject to the conditions of the Offer, up to all of the Fund’s outstanding Shares that are properly tendered by and not withdrawn before the Expiration Date.

All Partners will receive the same proceeds on a per Share basis, and certain proceeds may be paid in the form of a cash distribution from the Fund of cash the Master Fund receives as part of the division of the Legacy Master Fund’s portfolio. Such a distribution would be made to all Partners, whether or not they participate in the Offer. The purchase of Shares in the Offer shall be made at a price (the “Purchase Price”) determined by the pricing formula below.

Purchase Price = Base Value * (Price - Asset Value Adjustment – Transaction Expense Adjustment)

The “Base Value” for each Partner will be determined based on the September 30, 2013 net asset value of the appropriate Legacy Fund attributable to such Partner, and contains the following components:

Base Value = 9/30 NAV – Adjusted Tender Amount

•	9/30 NAV: The aggregate net asset value of a Partner’s account as of September 30, 2013.

•	Adjusted Tender Amount: The proceeds from fourth quarter Legacy Fund tender offers received by a Partner, plus (i) the percentage of the aggregate fourth quarter Legacy Fund tender value ($651,133,956) that was received by a Partner multiplied by (ii) $8,590,121. For example, the Adjusted Tender Amount for a Partner who received $100,000 in the fourth quarter tender offer would be calculated as:

The “Price” is 87%.

The “Asset Value Adjustment” is designed to take into account, for purposes of determining the Purchase Price, certain limited changes in the value of the Legacy Master Fund (other than changes in the value of the Legacy Master Fund’s interests in Investment Funds) from September 30, 2013 through the Effective Date. The Asset Value Adjustment is subtracted from the Price on a percentage basis relative to the Base Value attributable to the Partner in question. As of the date of the Offer, it is estimated that the Asset Value Adjustment will be in the range of 1.10% to 1.45% of the Base Value.

The “Transaction Expense Adjustment” includes (i) the legal expenses incurred by the Third Party Feeder and its owners, including in relation to obtaining financing and (ii) advisory fees due to Park Hill Group, who sourced the transaction leading to the Purchase and Sale Agreement, each of which are subtracted from the Price on a percentage basis relative to the Base Value attributable to the tendering Partner. At the time of filing, it is estimated that the Transaction Expense Adjustment will be in the range of 1.20% to 2.20% of the Base Value.

Purchase Price (estimated range) = Base Value * (87% - [1.10% to 1.45%] – [1.20% to 2.20%])

Purchase Price (low end of estimated range) = Base Value * (83.3%)

Purchase Price (high end of estimated range) = Base Value * (84.7%)

Limitations on Estimated Purchase Price: Because the amounts of the Transaction Expense Adjustment and Asset Value Adjustment cannot be known until the Effective Date at the earliest, and because the individual holdings of Partners in the Legacy Feeder Funds may have changed during the period from September 30, 2013 to the Effective Date, the Purchase Price is subject to adjustment. Estimates of these adjustments have been provided above in good faith, but there is no guarantee that these estimates will be accurate and actual adjustments may be significantly different, which could result in a materially lower Purchase Price. For example, if the Effective Date is June 30, 2014, the negative impact of the Transaction Expense Adjustment and Asset Value Adjustment on the Purchase Price will very likely be higher than if the Effective Date is March 31, 2014. Additionally, because one component of the Transaction Expense Adjustment is a dollar amount of legal expenses irrespective of the amount of Shares tendered, a lower participation in the Offer will mean a more significant negative impact of the Transaction Expense Adjustment on the Purchase Price, since such expenses will be borne across a fewer number of tendering Partners. Similarly, a higher participation in the Offer will lead to a less significant negative impact on the Purchase Price, since the expenses would be defrayed across a higher number of tendering Partners. There are many other variables outside of the control of the Fund and the Investment Adviser that may contribute to changes in the Asset Value and Transaction Expense Adjustments and, thus, the Purchase Price. Not all of such variables have been stated herein or fully considered in developing the estimates for the Asset Value and Transaction Expense Adjustments. If the Asset Value and/or Transaction Expense Adjustments are higher than those estimated and set forth herein, the Purchase Price will be lower and Partners will receive a lesser amount than depicted in the above formula. Partners desiring absolute certainty as to the proceeds they will receive for tendered Shares should consider not participating in the Offer.

Please see the exhibit entitled “Additional Detail on Purchase Price Calculation” for additional information regarding the determination of the Purchase Price.

As described above, the price for Master Fund interests pursuant to the Purchase and Sale Agreement, which is the same purchase price at which the Fund is making the Offer and which reflects a discount to net asset value, was negotiated and agreed to on behalf of the Third Party Feeder by sophisticated, professional and institutional investors based on their independent analysis of the Legacy Master Fund’s portfolio. The Third Party Feeder’s representatives are active participants in the secondary markets for private funds, such as the Master Fund, and as such may have market insights not readily available to Partners. Additionally, the Third Party Feeder representatives, including one or more of whom that were previously associated persons of the Investment Adviser, had access to the Legacy Master Fund’s portfolio information and such representatives or their respective affiliates may have other investments in certain of the Investment Funds held by the Legacy Master Fund and/or may have access to additional information not otherwise available to Partners in the Fund. As a result, the Third Party Feeder may have an informational advantage over Partners in terms of its ability to assess the current value of, and potential future distributions to be made from, the Master Fund’s portfolio and the appropriateness of the Purchase Price.

In authorizing conduct of the Offer at the discounted Purchase Price, the Board determined that the Offer (in conjunction with the Legacy Fund Offers) is reasonable in the context of providing Partners with choices among remaining in the Legacy Feeder Funds, choosing liquidation by investing in the Fund, or choosing early liquidity from the Fund at the discount reflected in the Offer. In making such determination, the Board took into account, among other things, that the discount reflected in the Purchase and Sale Agreement with the Third Party Feeder with respect to purchase of the Fund’s Master Fund interests resulted from a competitive process among a number of institutional investors, which was conducted by an institutional broker, Park Hill Group. The Board also engaged an independent financial advisor, Houlihan Lokey, to assist the Board’s consideration process.

The value of the Master Fund’s assets may increase over time, and any Partner tendering Shares that are accepted by the Fund in the Offer will not benefit from any increase in value with respect to tendered Shares.

The Fund reserves the right to extend, amend or cancel the Offer as described herein. The Fund may extend the Offer to meet the Minimum Participation Requirement or other conditions to the Offer.

The Fund is not yet capitalized and does not have any outstanding Shares, except that the Legacy Master Fund is the sole initial shareholder of the Fund. The Fund will issue Shares having an aggregate net asset value equal to the interests tendered by investors in Legacy Fund Offers being conducted by certain of the Legacy Feeder Funds, pursuant to which proceeds of such Legacy Feeder Fund tenders will be paid in-kind in the form of Shares of the Fund. If the Legacy Fund Offers are cancelled, suspended or amended, the Offer will also be cancelled, suspended or amended.

In the event that the Investment Adviser or any of its affiliates holds Shares in the Fund, such Shares may be tendered for repurchase in connection with the Offer, without notice to Partners.

3. Amount of Tender. Subject to the conditions set forth herein, the Fund will purchase up to 100% of the Fund’s outstanding Shares as of the Effective Date. All Shares tendered will be accepted for repurchase by the Fund unless the Fund elects to cancel or amend the Offer, or postpone acceptance of tenders made pursuant to the Offer, in accordance with the terms and conditions hereof.

At the present time, certain Managers, members of the Board and officers of the Fund or of a Fund affiliate have indicated their intentions to have their Shares acquired in the Offer (or to have their interests of other feeder funds of the Master Fund acquired in parallel tender offers being made simultaneously with this tender offer by such other feeder funds of the Master Fund).

4. Procedure for Tenders. Investors wishing to tender Shares pursuant to the Offer should read and complete and execute the Letter of Transmittal (the enclosed Tender Offer Form will suffice) and contact their financial advisor as the financial intermediary may have specific instructions that need to be followed. Please allow for additional processing time by your financial intermediary if necessary as the form must ultimately be received by the Investment Adviser, either by mail to the attention of The Endowment Fund, at P.O. Box 182663, Columbus, Ohio 43218-2663, or by fax also to the attention of The Endowment Fund, at (866) 624-0077, prior to the Expiration Date. The Fund recommends that all documents be submitted by certified mail, return receipt requested, or by facsimile transmission. A Partner choosing to fax a Letter of Transmittal should also send the original completed and executed Letter of Transmittal (the enclosed Tender Offer Form will suffice) promptly thereafter to the Investment Adviser or to their Financial Advisor or Portfolio Manager.

Investors wishing to confirm receipt of a Letter of Transmittal may contact the Investment Adviser at (800) 725-9456. The method of delivery of any documents is at the election and complete risk of the Partner tendering an Share, including, but not limited to, the failure of the Investment Adviser to receive any Letter of Transmittal or other document submitted by facsimile transmission. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Fund, in its sole discretion, and such determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which would, in the opinion of counsel for the Fund, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Share or any particular Partner, and the Fund’s interpretation of the terms and conditions of the Offer will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Fund shall determine. Tenders will not be deemed to have been made until the defects or irregularities have been cured or waived. Neither the Fund nor the Investment Adviser nor any of the Managers or Directors of the Fund shall be obligated to give notice of any defects or irregularities in tenders, nor shall any of them incur any liability for failure to give such notice.

5. Withdrawal Rights. You may withdraw your tendered Shares until the Expiration Date and, if Shares have not yet been accepted by the Fund, after the expiration of 40 business days from the commencement of the Offer. Following the acceptance of Shares for purchase in the Offer, you will not have the right to withdraw your tendered Shares. To be effective, any notice of withdrawal must be timely received by the Investment Adviser by mail or fax. A form to use to give notice of withdrawal is available by calling the Support Desk of the Investment Adviser at (800) 725-9456. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Fund, in its sole discretion, and such determination shall be final and binding. Shares properly withdrawn shall not thereafter be deemed to be tendered for purposes of the Offer. However, withdrawn Shares may be re-tendered prior to the Expiration Date by following the procedures for tenders described above.

6. Purchases and Payment. For purposes of the Offer, the Fund will be deemed to have accepted Shares that are tendered when it gives written notice to the tendering Partner of its election to purchase such Shares. Payment for Shares will be made as promptly as possible, although settlement of the Offer and payment of the Purchase Price will be delayed beyond the Effective Date. In light of the necessity for Investment Fund transfers to be duly authorized and effected to divide the Legacy Master Fund’s portfolio as of the Effective Date, settlement of the Offer may only occur following the execution of such transfer agreements, which will occur after the date on which Shares are accepted for purchase in the Offer. Due to, among other things, the large number of Investment Funds held and the varying degrees of cooperation needed from the Investment Managers, the date as of which transfer agreements will be executed is uncertain. To the extent that the Master Fund is delayed in entering into sufficient agreements to acquire an approximately pro-rata portion of the Legacy Master Fund’s portfolio or the Fund’s Board of Directors determines that the other conditions to the Offer cannot be met by March 31, 2014, the

Fund will be required to delay the Effective Date to June 30, 2014, in which case the settlement of the Offer and payment of repurchase proceeds to tendering Partners will also be delayed. Such a change in the Effective Date would not necessarily be accompanied by an extension of the Offer (so that you might not be able to withdraw your tendered Shares). Following the acceptance of Shares for purchase in the Offer, you will not have the right to withdraw your tendered Shares.

The Purchase Price will be paid in cash. Please see section 2 for a detailed description of the Purchase Price, which is less than the net asset value of Shares and may be less than the amount Partners might otherwise receive by holding their Shares to liquidation, and Partners that tender Shares pursuant to the Offer may consequently be foregoing material value (on both a present value and an absolute dollar basis) that they would otherwise receive over time if they held their Shares through liquidation.

The repurchase of Shares is subject to regulatory requirements imposed by the Securities and Exchange Commission (“SEC”). The Fund’s repurchase procedures are intended to comply with such requirements. However, in the event that the Board determines that modification of the repurchase procedures is required or appropriate, the Board will adopt revised repurchase procedures as necessary to ensure the Fund’s compliance with applicable regulations or as the Board in its sole discretion deems appropriate. Conditions of the Offer are set forth in section 7 below.

The Fund does not presently intend to impose any charges (other than direct costs and expenses, such as wiring fees) on the repurchase of Shares; however, the Purchase Price will incorporate certain adjustments for fees and expenses as described in more detail herein. Shares will be repurchased at a price that reflects a discount to net asset value as described herein.

7. Certain Conditions of the Offer. The Offer is conditioned upon the consummation of the Legacy Fund Offers. If the Legacy Master Fund is ultimately unable to make an approximately pro-rata division of its portfolio by the Effective Date, the Legacy Fund Offers will not be consummated, the Master Fund would not be capitalized, and the Fund will not have investors. In addition, the Offer is conditioned upon the closing of the Third Party Feeder purchase pursuant to the Purchase and Sale Agreement, which in turn contains the following conditions: (a) the Minimum Participation Requirement; (b) a requirement that the consent of Investment Funds representing at least 98% of the Legacy Master Fund portfolio shall have consented to the division of the Legacy Master Fund Portfolio (the “Consent Threshold”); and (c) the consent of certain Investment Funds specified in the Purchase and Sale Agreement shall have been obtained by the Legacy Master Fund (the “Specified Funds Transfer Condition.”) The Third Party Feeder may, in its discretion, waive such conditions to the consummation of the Purchase and Sale Agreement.

The Fund reserves the right, subject to applicable law, at any time and from time to time, subject to applicable law, to extend the period of time during which the Offer is pending by notifying Partners of such extension. If the Fund elects to extend the period during which the Offer is pending, the Effective Date may, in the discretion of the Board, be delayed to June 30, 2014. During any extension of the Offer, all Shares previously tendered and not withdrawn will remain subject to the Offer.

The Fund may amend the Offer or postpone the acceptance of tenders made pursuant to the Offer (and, by extension, the Effective Date) in order to allow for the conditions described above to be satisfied. However, there can be no assurance that the Fund will exercise its right to extend, amend or cancel the Offer or to postpone acceptance of tenders pursuant to the Offer. If the Fund determines to amend the Offer or to postpone the acceptance of Shares tendered, it will, to the extent required, extend the period of time during which the Offer is open as provided above and will promptly notify Partners.

8. Certain Information About the Fund. The Fund is a newly-created fund which has not yet commenced operations. The Fund has been established for the purpose of providing Partners with an opportunity to transfer their investments in the Legacy Feeder Funds into feeder funds with the investment objective of preserving value while prioritizing liquidity to Partners over active management as well as having the opportunity to participate in the Offer. Such Legacy Feeder Funds are conducting a concurrent repurchase offers, and all Partners participating in such Legacy Fund Offers will receive Shares as in-kind repurchase proceeds for tendered interests.

The principal executive office of the Fund is located at 4265 San Felipe, 8th Floor, Houston, Texas 77027 and the telephone number is (713) 993-4675. Shares are not traded on any established trading market and are subject to strict restrictions on transferability pursuant to the LP Agreement. The Investment Adviser’s investment committee (“Investment Committee”) members are Messrs. Lee G. Partridge, Jeremy L. Radcliffe, William K. Enszer, William B. Hunt and William R. Guinn (herein defined as the “Managers”). Their address is c/o Endowment Advisers, L.P. at 4265 San Felipe, 8th Floor, Houston, Texas 77027 and the telephone number is (713) 993-4675.

Based on December 31, 2013 estimated values, Mr. John A. Blaisdell, Manager, Director and Co-Principal Executive Officer of the Fund, does not have any beneficial ownership in the Fund, but beneficially owns an aggregate of $1,503,159 of the interests in the fund complex, which includes the Feeder Funds, the Master Fund, the Legacy Feeder Funds and the Legacy Master Fund (“Fund Complex”).

Based on December 31, 2013 estimated values, Mr. John E. Price, Principal Financial Officer of the Fund, does not have any beneficial ownership in the Fund, but beneficially owns an aggregate of $121,947 of the interests in the Fund Complex.

Based on December 31, 2013 estimated values, Mr. Lee G. Partridge, Manager and Chief Investment Officer of the Investment Adviser, does not have any beneficial ownership in the Fund or the Fund Complex.

Based on December 31, 2013 estimated values, Mr. Jeremy L. Radcliffe, Secretary of the Fund, does not have any beneficial ownership in the Fund, but beneficially owns an aggregate of $516,490 of the interests in the Fund Complex.

Based on December 31, 2013 estimated values, Mr. Scott E. Schwinger, Independent Director of the Fund, does not have any beneficial ownership in the Fund, but beneficially owns an aggregate of $223,345 of the interests in the Fund Complex.

Based on December 31, 2013 estimated values, Mr. William K. Enszer, portfolio manager of the Fund, does not have any beneficial ownership in the Fund or the Fund Complex.

None of the other directors of the Fund have any beneficial ownership in the Fund Complex.

The Fund does not have any plans or proposals that relate to or would result in: (1) the acquisition by any of the above of additional Shares in the Fund, or the disposition of Shares in the Fund; (2) an extraordinary transaction, such as a merger, reorganization or liquidation, involving the Fund; (3) other than as described herein, any material change in the present distribution policy or indebtedness or capitalization of the Fund; (4) other than as described herein, any change in the identity of the Investment Adviser or the Managers or Directors of the Fund, or in the management of the Fund including, but not limited to, any plans or proposals to change the number or the term of the Directors of the Fund, to fill any existing vacancy for a Director or to change any material term of the investment advisory arrangements with the Investment Adviser; (5) other than the sale of Master Fund interests pursuant to the Purchase and Sale Agreement as described herein, a sale or transfer of a material amount of assets of the Fund; (6) any other material change in the Fund’s structure or business, including any plans or proposals to make any changes in its fundamental investment policies, as amended, for which a vote would be required by Section 13 of the 1940 Act; or (7) any changes in the LP Agreement or other actions that might impede the acquisition of control of the Fund by any person.

The Master Fund and the Feeder Funds (including the Fund) have negotiated and entered into the Purchase and Sale Agreement with the Third Party Feeder. Under the Purchase and Sale Agreement, the Third Party Feeder has agreed to purchase Master Fund interests from the Fund (and other Feeder Funds) at a purchase price that reflects a discount to the net asset value of such Master Fund interests corresponding to the Purchase Price reflected in the Offer. The Purchase and Sale Agreement is subject to certain conditions, including the requirement of a minimum participation of Feeder Fund investors holding interests, in the aggregate, equal to the Minimum Participation Requirement. If the Minimum Participation Requirement is not met, the Offer may be cancelled, in which case Shares would not be accepted for repurchase and Partners would remain invested in the Fund. If the Minimum Participation Requirement and other conditions of the Offer are met or waived by the Third Party Feeder, the Third Party Feeder will purchase Master Fund interests from the Fund at the agreed upon purchase price.

The agreed upon purchase price is reflected in the Purchase Price of the Offer such that the purchase price the Third Party Feeder pays for the Fund’s Master Fund interests will equal the Purchase Price the Fund pays Partners for tendered Shares.

Additionally, as stated above, the Legacy Master Fund will transfer to the Master Fund an approximately pro-rata portion of the Legacy Master Fund’s investment portfolio. However, to the extent that one or more Investment Managers do not consent to the division of the Legacy Master Fund’s interest in the Investment Fund as of the Effective Date, the Legacy Master Fund will be unable to transfer to the Master Fund a pro-rata portion of its interest in the Investment Fund. Instead, the Legacy Master Fund will be required to pay to the Master Fund an amount of cash equal to the net asset value as of the Effective Date of the relevant portion of the Legacy Master Fund’s interest proposed but unable to be transferred. The Purchase Price will not be adjusted to reflect such amounts of cash. Accordingly, there may be differences in the allocations and/or holdings of the portfolios of the Legacy Master Fund and the Master Fund if consents are not received from all Investment Funds. Furthermore, there can be no assurance that the net asset value of such a non-transferring Investment Fund paid in cash would ultimately represent the full value of a continuing interest in such Investment Fund.

The Third Party Feeder is controlled by certain institutional investors managed by two separate and unaffiliated investment advisory organizations, HarbourVest Partners, L.P. and Origami Capital Partners, LLC (each is also unaffiliated with the Fund and the Investment Adviser). If the Minimum Participation Requirement and other conditions to the Purchase and Sale Agreement are met (or, in the discretion of the Third Party Feeder, waived) and the purchase of Shares by the Third Party Feeder is completed, the Offer will result in the Third Party Feeder acquiring a controlling interest in the Master Fund such that the Third Party Feeder investors will have the ability effectively to veto certain actions requiring a vote or unilaterally determine the outcome of a Master Fund vote, including votes with respect to changes to certain governance standards and any vote required under the 1940 Act, which could adversely affect the interests of the Fund and Partners. Additionally, the Third Party Feeder has had an opportunity to review the Master Fund’s portfolio holdings and may have access to information not generally available to Fund Partners. To the extent that the interests of investors in the Third Party Feeder hereto conflict with those of the Fund or Partners, the Third Party Feeder investors’ ability to determine the outcome of certain Master Fund votes may adversely affect the Fund and the Partners.

Additionally, in consideration for the Third Party Feeder’s agreement to purchase Master Fund interests and assuming the Minimum Participation Requirement and other conditions are met, following the Offer the Master Fund Board has agreed to appoint as directors of the Master Fund two individuals to be submitted by the Third Party Feeder prior to the closing of the Third Party Feeder investment. The Third Party Feeder anticipates appointing as directors an individual to be identified, who is expected to be affiliated with HarbourVest Partners L.P., and Jeffrey Young, a partner of Origami Capital Partners, LLC. Mr. Young was born in 1967 and is responsible for all aspects of Origami’s operations, collaborating on firm leadership, investing, and working with clients. His experience is in completing complex transactions and building businesses. Mr. Young graduated from the University of California, Berkeley (A.B., 1989) and the Santa Clara University School of Law (J.D., 1993). He is admitted to the bar in California and Nevada. The addition of two new directors would increase the size of the Master Fund’s board from five to seven members, with four members serving as persons who are not “interested” as defined in the 1940 Act. The two new Master Fund directors would be “interested” directors, and would have the ability effectively to veto certain actions requiring a unanimous vote of fund directors but would not constitute a majority and would not themselves be able to determine the outcome of any Master Fund board vote, other than matters that require a unanimous vote. Such Master Fund directors will not become directors of the Fund. Investors are not tendering Shares to the Third Party Feeder and have no claim or rights with respect to the Third Party Feeder.

The investors in the Third Party Feeder have entered into a voting agreement with the Investment Adviser (the “Voting Agreement”) pursuant to which the investors in the Third Party Feeder agree that they will not vote to terminate the Master Fund’s investment management agreement (the “Investment Management Agreement”) with the Investment Adviser unless (i) a majority of the Master Fund’s independent directors has voted to so terminate the Investment Management Agreement, (ii) it has been formally determined by a court or an arbitrator that the Investment Adviser (or any officer, director, member, partner, principal or employee thereof) has engaged in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the Investment Adviser’s office or has materially breached its obligations under the LP Agreement or (iii) such vote is in the same proportion as the other investors in the Master Fund’s feeder funds (for example, if 40% of the investors in the other Master Fund’s feeder funds vote to terminate the Investment Management Agreement, the investors in the Third Party Feeder may cause the Third Party Feeder to vote 40% of its interest to terminate the Investment Management Agreement). In addition, the investors in the Third Party Feeder have agreed that they will vote in favor of any nominee to serve as an independent director on the Master Fund board of directors who has been nominated by a majority of the Master Fund’s independent directors unless (i) they have received written advice of reputable outside counsel that voting for such nominee would be a breach of such investors’ fiduciary duties (such investors have pre-approved two existing directors of the Legacy Funds as suitable independent directors for the Master Fund) or (ii) such vote is in the same proportion as the other investors in the Master Fund’s feeder funds (for example, if 40% of the investors in the other Master Fund’s feeder funds vote against a nominee of the independent directors of the Master Fund, the investors in the Third Party Feeder may cause the Third Party Feeder to vote 40% of its interest against such nominee). The investors in the Third Party Feeder have also agreed that they will not cause the Third Party Feeder to call a meeting of the holders of the Master Fund’s voting interests for the purpose of terminating the Investment Management Agreement, or to solicit proxies (including, without limitation, hiring a proxy solicitor) or the written consent of the holders of the Master Fund’s voting interests in connection with a vote of such holders to terminate the Investment Management Agreement.

To obtain consents, the Legacy Master Fund and the Master Fund may be required to agree to jointly and severally indemnify Investment Funds and Investment Managers in connection with the division of the Legacy Master Fund’s portfolio or any related transfers of Investment Fund interests to the Master Fund, which could expose the Master Fund, and thus the Fund, to additional liabilities. The Legacy Master Fund may bear expenses of transfers imposed by Investment Funds, including fees and expenses of their respective counsel to the Investment Funds, as well as accounting fees and expenses that the Investment Funds may incur in the future in connection with the Investment Fund’s compliance with any U.S. federal tax requirements or elections as a result of the transfers. To the extent the Legacy Master Fund does not or is unable to pay such expenses, the Master Fund may be liable for such expenses.

9. Certain Federal Income Tax Consequences. The following discussion is a general summary of the federal income tax consequences of the purchase of Shares by the Fund from Partners pursuant to the Offer. Investors should consult their own tax advisers for a complete description of the tax consequences to them of a purchase of their Shares by the Fund pursuant to the Offer.

A Partner who tenders all of its Shares to the Fund for repurchase generally will recognize capital gain or loss to the extent of the difference between the proceeds received by such Partner and such Partner’s adjusted tax basis in its Shares. The amount realized will include the Partner’s allocable share of the Fund’s nonrecourse borrowings (as defined for Federal income tax purposes), if any. Gain, if any, will be recognized by a tendering Partner only as and after the total proceeds received by such Partner exceed the Partner’s adjusted tax basis in its Shares. A Partner’s tax basis in its Shares generally will be adjusted for Fund income, gain, deduction or loss allocated, for tax purposes, to the Partner for periods prior to the purchase of the Shares by the Fund. A tax loss, if any, will be recognized by the Partner only after the tendering Partner has received full payment from the Fund. This capital gain or loss will be short-term or long-term depending upon the Partner’s holding period for its Shares at the time the gain or loss is recognized. United States Treasury Regulations provide that a Partner may have a fragmented holding period for its Shares if the Partner has made contributions to the Fund at different times. However, a tendering Partner will recognize ordinary income to the extent such Partner’s allocable share of the Fund’s “unrealized receivables” or items of Fund inventory exceeds the Partner’s basis in such unrealized receivables or items of Fund inventory, as determined pursuant to the United States Treasury Regulations. For these purposes, accrued but untaxed market discount if any, on securities held by the Fund will be treated as an unrealized receivable with respect to the tendering Partner. A Partner who tenders less than all of its Shares to the Fund for repurchase will recognize gain (but not loss) in a similar manner only to the extent that the amount of the proceeds received exceeds such Partner’s adjusted tax basis in its Shares.

Pursuant to the authority granted to it under the LP Agreement, the Investment Adviser intends to specially allocate items of Fund capital gain, including short-term capital gain, to a withdrawing Partner to the extent its liquidating distribution would otherwise exceed its adjusted tax basis in its Shares. Such a special allocation may result in the withdrawing Partner recognizing capital gain, which may include short-term gain, in the Partner’s last taxable year in the Fund, thereby reducing the amount of any long-term capital gain recognized during the tax year in which it receives its liquidating distribution upon withdrawal.

10. Miscellaneous. The Offer is not being made to, nor will tenders be accepted from, investors in any jurisdiction in which the Offer or its acceptance would not comply with the securities or Blue Sky laws of such jurisdiction. The Fund is not aware of any jurisdiction in which the Offer or tenders pursuant thereto would not be in compliance with the laws of such jurisdiction. However, the Fund reserves the right to exclude Partners from the Offer in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. The Fund believes such exclusion is permissible under applicable laws and regulations, provided the Fund makes a good faith effort to comply with any state law deemed applicable to the Offer.

The Fund has filed an Issuer Tender Offer Statement on Schedule TO with the SEC, which includes certain information relating to the Offer summarized herein. A free copy of such statement may be obtained from the Fund by contacting the Investment Adviser at (800) 725-9456 or from the SEC’s internet web site, http://www.sec.gov. For a fee, a copy may be obtained from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, DC 20549. For more information about its operation, call (202) 551-8090.

Financial Statements

The Fund has not yet commenced operations and, accordingly, financial statements are not available. The Fund will issue and file financial statements with the SEC on Form N-CSR as required under the 1940 Act.

Offer to Purchase

Clients of Merrill Lynch Financial Advisors or U.S. Trust Portfolio Managers

PMF FUND, L.P.

P.O. Box 182663

Columbus, Ohio 43218-2663

Offer to Purchase All Outstanding

Shares of Limited Partnership Interest

Dated February 20, 2014

The Offer Will Expire at

Midnight, New York City Time, on March 19, 2014,

Unless the Offer is Extended

To the Investors of PMF Fund, L.P.:

The PMF Fund, L.P., a newly-created, closed-end, non-diversified, management investment company organized as a Delaware limited partnership (the “Fund”), is offering to purchase on the terms and conditions set forth in this offer to purchase (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with the Offer to Purchase, constitutes the “Offer”) all outstanding shares (“Shares”) of limited partnership interest in the Fund or portions thereof pursuant to tenders by Partners at a price calculated in accordance with the definition of “Purchase Price” as set forth herein as of March 31, 2014 or, solely in the event that it is necessary to extend such date in order to satisfy certain conditions of the Offer as set forth herein, June 30, 2014. The Offer is currently scheduled to expire at midnight, New York City Time, on March 19, 2014 (such time and date, as it may be extended, the “Expiration Date”). (As used in the Offer, the term “Share” or “Shares,” as the context requires, shall refer to limited partnership interests in the Fund and those interests and portions thereof that have been tendered for repurchase.) The Offer is being made to all Partners and is subject to certain conditions described below. The Shares are not traded on any established trading market and are subject to strict restrictions on transferability pursuant to the Fund’s Agreement of Limited Partnership dated as of February 18, 2014 (the “LP Agreement”).

The Fund is one of several “feeder” funds (collectively with the Fund, the “Feeder Funds”) that invest substantially all of their assets in The Endowment PMF Master Fund, L.P. (the “Master Fund”), which holds a portfolio of Investment Funds that will liquidate over time. Each of the Feeder Funds is making a concurrent cash repurchase offer to its investors. The Offer is conditioned upon, among other things, a minimum participation by investors across all Feeder Fund repurchase offers of an amount of Feeder Fund interests (including Fund Shares) representing at least 20% of the net assets of The Endowment Master Fund, L.P. (the “Legacy Master Fund”) immediately prior to the commencement of the Offer. The Board of the Fund has approved a tender offer for all of the Fund’s outstanding Shares. The Master Fund will be capitalized based on the division of the Legacy Master Fund in conjunction with a set of concurrent repurchase offers being conducted by the feeder funds that invest their assets in the Legacy Master Fund (the “Legacy Feeder Funds” and, together with the Legacy Master Fund, the “Legacy Funds”). All shareholders of the Fund previously were investors in one of the Legacy Feeder Funds.

The Fund’s investment objective is to manage a portfolio of Investment Funds and cash to preserve value while prioritizing liquidity for Partners over active management, until such time as the Master Fund portfolio has been liquidated. The Master Fund’s liquidation process is estimated to take up to ten years, after which time the Master Fund will enter a formal dissolution process. The Fund is making a cash repurchase offer to provide Partners with an early liquidation option by affording Partners the opportunity to liquidate their Shares (or a portion thereof) in the Fund rather than hold Shares through the full liquidation of the Master Fund’s portfolio. The Purchase Price is less than the net asset value of the Shares and may be less than the amount Partners might otherwise receive by holding their Shares to liquidation, and Partners that tender Shares pursuant to the Offer may consequently be foregoing material value (on both a present value and an absolute dollar basis) that they would otherwise receive over time if they held their Shares through liquidation.

Partners who desire to retain their investment in the Fund may ignore the Offer.

Proceeds for Shares tendered and accepted will be paid in cash. As set forth in the Fund’s Private Placement Memorandum dated February 20, 2014 (“PPM”), the Fund’s portfolio is highly illiquid, cash will be distributed as underlying Investment Funds liquidate (subject to the Fund’s distribution policy), and, accordingly, the Fund does not expect to conduct any future repurchase offers. The Fund is conducting the Offer as a one-time offer. The Fund (and the other Feeder Funds) and the Master Fund have entered into an agreement (“Purchase and Sale Agreement”) with HarbourVest—Origami Structured Solutions L.P., a third party feeder fund (“Third Party Feeder”), whereby the Third Party Feeder will purchase Master Fund interests held by the Fund (and other Feeder Funds) in an amount corresponding to the amount represented by the Shares tendered by Partners (and investors in the other Feeder Funds) in connection with the Offer. The Third Party Feeder is controlled by certain institutional investors managed by two separate and unaffiliated investment advisory organizations, HarbourVest Partners L.P. and Origami Capital Partners, LLC (each is also unaffiliated with the Fund and the Endowment Advisers, L.P. (the “Investment Adviser)). The Third Party Feeder will purchase Master Fund interests held by the Fund at a price that reflects a discount to the net asset value of such interests, and the cash paid to the Fund by the Third Party Feeder to pay for such interests will in turn be used by the Fund to pay for Shares tendered in the Offer. The Fund, through the Offer, is offering to repurchase Shares at the same price as that applied to the Master Fund interests to be purchased by the Third Party Feeder. The Purchase Price that tendering Partners receive for Shares may be less than the amount Partners might otherwise receive by holding their Shares to liquidation, and Partners that tender Shares pursuant to the Offer may consequently be foregoing material value (on both a present value and an absolute dollar basis) that they would otherwise receive over time if they held their Shares through liquidation. The actual amount of distributions which Partners will receive for Shares held to liquidation is uncertain.

Partners are not tendering Shares to the Third Party Feeder and have no claim or rights with respect to the Third Party Feeder.

Partners desiring to tender all or any portion of their Shares in accordance with the terms of the Offer should complete and sign the appropriate forms in accordance with the procedures in the Offer to Purchase.

IMPORTANT

NONE OF THE FUND, THE INVESTMENT ADVISER OR ANY OF THE MANAGERS OR DIRECTORS OF THE FUND MAKE ANY RECOMMENDATION TO ANY INVESTOR AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING SHARES. PARTNERS MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER SHARES, AND, IF SO, THE PORTION OF THEIR SHARES TO TENDER.

THE PURCHASE PRICE FOR SHARES TENDERED PURSUANT TO THE OFFER WILL BE BELOW THE NET ASSET VALUE OF THE SHARES.

BECAUSE EACH PARTNER’S INVESTMENT DECISION IS A PERSONAL ONE, BASED ON ITS FINANCIAL CIRCUMSTANCES, NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE FUND AS TO WHETHER PARTNERS SHOULD TENDER SHARES PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE FUND.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED ON THE FAIRNESS OR MERITS OF SUCH TRANSACTION OR ON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Questions and requests for assistance and requests for additional copies of the Offer to Purchase may be directed to your Financial Advisor or Portfolio Manager.

Endowment Advisers, L.P.

P.O. Box 182663

Columbus, Ohio 43218-2663

Phone: (800) 725-9456

PMF FUND, L.P.

OFFER to PURCHASE

SUMMARY TERM SHEET

•	As stated in the PPM, the Fund’s investment objective is to manage a portfolio of Investment Funds and cash to preserve value while prioritizing liquidity to Partners over active management, until such time as the portfolio of The Endowment PMF Master Fund, L.P. (the “Master Fund”) has been liquidated. The Master Fund’s liquidation process is estimated to take up to ten years, after which time the Master Fund will enter a formal dissolution process. The Fund is making a cash repurchase offer to provide Partners with an early liquidation option by affording Partners the opportunity to liquidate their Shares (or a portion thereof) in the Fund rather than hold Shares through the full liquidation of the Master Fund’s portfolio. Capitalized terms used in the Offer filing but not otherwise defined shall have the meanings ascribed to them in the PPM. The Offer is being made in conjunction with tender offers by the Legacy Funds (the “Legacy Fund Offers”), and is contingent upon the consummation of the Legacy Fund Offers.

•	The Purchase Price is less than the net asset value of the Shares and may be less than the amount Partners might otherwise receive by holding their Shares to liquidation, and Partners that tender Shares pursuant to the Offer may consequently be foregoing material value (on both a present value and an absolute dollar basis) that they would otherwise receive over time if they held their Shares through liquidation. The estimated purchase price for each tendered Share will be calculated in accordance with the definition of the “Purchase Price” as set forth herein as of March 31, 2014 (or, solely in the event that it is necessary to extend such date in order to satisfy certain conditions of the Offer as set forth herein, June 30, 2014) (such date, as it may be extended, the “Effective Date”).

•	The Fund is one of several “feeder” funds (collectively with the Fund, the “Feeder Funds”) that invest substantially all of their assets in the Master Fund, which holds a portfolio of Investment Funds that will liquidate over time. The Offer is conditioned upon the satisfaction of certain conditions set forth in the Purchase and Sale Agreement, which specifies, among other things, a minimum participation across all Feeder Fund repurchase offers of an amount of Feeder Fund interests (including Fund Shares) representing at least 20% of the net assets of The Endowment Master Fund, L.P. (the “Legacy Master Fund”) immediately prior to the commencement of the Offer (the “Minimum Participation Requirement”). If the Minimum Participation Requirement is not met, the Offer may be cancelled, in which case Shares will not be repurchased, and Partners will remain invested in the Fund. The Board of the Fund has approved a tender offer for all of the Fund’s outstanding Shares. The Offer will remain open until midnight, New York City Time, on March 19, 2014, but the Fund may extend this date (such time and date, as it may be extended, the “Expiration Date”). The Offer may be extended for the purpose of meeting the Minimum Participation Requirement or certain other conditions to the Offer.

•	The Master Fund’s portfolio will represent an approximately pro-rata division of the Legacy Master Fund’s portfolio. An approximately pro-rata division of the Legacy Master Fund’s portfolio, and thus the consummation of the Legacy Fund Offers, is dependent upon obtaining sufficient Investment Manager consents to transfer otherwise non-transferable Investment Fund interests that represent a proportional cross-section of the Legacy Master Fund’s portfolio as of the Effective Date. If the Master Fund is ultimately unable to make an approximately pro-rata division of its portfolio as of the Effective Date, the Legacy Fund Offers will not be consummated, the Master Fund would not be capitalized, and the Fund will not have investors.

•	In light of the necessity for Investment Fund transfers to be duly authorized and effected in order to divide the Legacy Master Fund’s portfolio as of the Effective Date, settlement of the Offer may only occur following the execution of such transfer agreements, which will occur after the date on which Shares are accepted for purchase in the Offer. Due to, among other things, the large number of Investment Funds held and the varying degrees of cooperation needed from the Investment Managers, the date as of which transfer agreements will be executed is

1

uncertain. To the extent that the Master Fund is delayed in entering into sufficient agreements to acquire an approximately pro-rata portion of the Legacy Master Fund’s portfolio or the Fund’s Board of Directors determines that the other conditions to the Offer cannot be met by March 31, 2014, the Fund will be required to delay the Effective Date to June 30, 2014, in which case the settlement of the Offer and payment of the Purchase Price to tendering Partners will also be delayed. Such a change in the Effective Date would not necessarily be accompanied by an extension of the Offer (so that you might not be able to withdraw your tendered Shares). Following the acceptance of Shares for purchase in the Offer, you will not have the right to withdraw your tendered Shares.

•	The Fund is unlikely to make another repurchase offer in the future, and transfers and sales of Shares are strictly limited under the LP Agreement. Partners who do not tender all of their Shares will remain invested in the Fund for its duration and will be unable to transfer, sell or otherwise dispose of their Shares.

•	The Fund is conducting the Offer as a one-time offer. The Fund, the Master Fund and other Feeder Funds have entered into an agreement (“Purchase and Sale Agreement”) with HarbourVest - Origami Structured Solutions L.P., a third party feeder fund (“Third Party Feeder”), whereby the Third Party Feeder will purchase Master Fund interests held by the Fund (and other Feeder Funds) in an amount corresponding to the amount represented by Shares tendered by Partners (and investors in other Feeder Funds) in connection with the Offer. The Third Party Feeder is controlled by certain institutional investors managed by two separate and unaffiliated investment advisory organizations, HarbourVest Partners L.P. and Origami Capital Partners, LLC (each is also unaffiliated with the Fund and the Adviser). If the conditions to the Purchase and Sale Agreement are met (or, in the discretion of the Third Party Feeder, waived), the Third Party Feeder will purchase Master Fund interests held by the Fund at a purchase price that reflects a discount to the net asset value of such interests, and the cash paid to the Fund by the Third Party Feeder to pay for such interests will in turn be used by the Fund to pay for Shares tendered in response to the Offer. The Fund, through the Offer, is offering to repurchase Shares at the same price as that applied to the Master Fund interests to be purchased by the Third Party Feeder. Accordingly, the Purchase Price tendering Partners receive for Shares will be less than the amount Partners might otherwise receive by holding their Shares to liquidation. The actual amount of distributions Partners will receive for Shares held to liquidation is uncertain.

•	Investors are not tendering Shares to the Third Party Feeder and have no claim or rights with respect to the Third Party Feeder. As discussed in more detail below, the Third Party Feeder is controlled by sophisticated investors who have made, in the course of analyzing the purchase price offered in the Purchase and Sale Agreement, professional determinations with respect to the Master Fund and its potential distributions. Additionally, the Third Party Feeder has had an opportunity to review the Master Fund’s portfolio holdings and may have access to information not generally available to Fund Partners. To the extent any Partner participates in the Offer, such Partner will necessarily be foregoing any return from the Fund and the Master Fund.

•

The Offer remains open until the Expiration Date, unless extended. You may withdraw your tendered Shares until the Expiration Date and, if Shares have not yet been accepted by the Fund, after the expiration of 40 business days from the commencement of the Offer. Following the acceptance of Shares for purchase in the Offer, you will not have the right to withdraw your tendered Shares. If you would like to tender your Shares, you should contact your Financial Advisor or Portfolio Manager, who will provide you with a customized Tender Offer Form for you to sign and return. The Letter of Transmittal accompanying this Offer to Purchase includes a sample Tender Offer Form for your reference only. The Tender Offer Form generated for your account will need to be signed and returned to your Financial Advisor or Portfolio Manager. Upon receiving the signed Tender Offer Form, your Financial Advisor or Portfolio Manager will need to submit the order with the properly completed Tender Offer Form prior to the Expiration Date. If you choose to fax the Letter of

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Transmittal (the Tender Offer Form will suffice), you should mail the original Tender Offer Form promptly after you fax it. Properly completed mailed or faxed Letters of Transmittal (the Tender Offer Form will suffice) must be received prior to the Expiration Date.

•	Please note that although you have the opportunity to have your Shares repurchased, we have the right, subject to applicable law and the conditions described herein, to cancel, amend or postpone the Offer prior to the earlier to occur of the Expiration Date (as such may be extended) or when the tendered Shares have been accepted by the Fund.

•	If you do not wish to tender your Shares, you may ignore the Offer.

1. Background and Purpose of the Offer. The purpose of the Offer is to provide Partners with an early liquidation option as an alternative to holding Shares to liquidation, which is expected to take up to ten years, after which time the Master Fund will enter a formal dissolution process. Transfers and sales of Shares are strictly limited by the LP Agreement. The Fund does not anticipate making any future cash repurchase offers. Accordingly, Partners of the Fund that do not tender their Shares will remain in the Fund until final liquidation.

The purchase of Shares pursuant to the Offer will have the effect of increasing the proportionate interest in the Fund of Partners who do not tender Shares. A reduction in the aggregate assets of the Fund may result in Partners who do not tender Shares bearing higher costs to the extent that certain expenses borne by the Fund are relatively fixed and may not decrease if assets decline.

As stated above, the Legacy Master Fund will transfer to the Master Fund an approximately pro-rata portion of the Legacy Master Fund’s investment portfolio. However, to the extent that the Consent Threshold is met but that one or more Investment Managers do not consent to the division of the Legacy Master Fund’s interest in the Investment Fund as of the Effective Date, the Legacy Master Fund will be unable to transfer to the Master Fund a pro-rata portion of its interest in the Investment Fund. Instead, the Legacy Master Fund will be required to pay to the Master Fund an amount of cash equal to the net asset value as of the Effective Date of the relevant portion of the Legacy Master Fund’s interest proposed but unable to be transferred. The Purchase Price for Shares tendered in the Offer will not be adjusted to reflect such amounts of cash. Accordingly, there may be differences in the allocations and/or holdings of the portfolios of the Legacy Master Fund and the Master Fund if consents are not received from all Investment Funds. Furthermore, there can be no assurance that the net asset value of such a non-transferring Investment Fund paid in cash would ultimately represent the full value of a continuing interest in such Investment Fund.

The Fund is one of multiple Feeder Funds that invest substantially all of their assets in the Master Fund. Pursuant to the Purchase and Sale Agreement and assuming the Minimum Participation Percentage is met, the Third Party Feeder will acquire Master Fund interests from the Fund and other Feeder Funds. As a result of the Offer, the Third Party Feeder may be deemed to be a control person of the Master Fund and will in any case have the ability effectively to veto certain actions requiring a vote or unilaterally determine the outcome of a Master Fund vote, including votes with respect to changes to certain governance standards and any vote required under the 1940 Act, which could adversely affect the interests of the Fund and Partners.

Shares that are tendered to the Fund in connection with the Offer to Purchase, if accepted for repurchase, will be repurchased and cancelled, resulting in an increase in the expenses of remaining Partners in the Fund.

2. Offer to Purchase and Price. The Fund will purchase, upon the terms and subject to the conditions of the Offer, up to all of the Fund’s outstanding Shares that are properly tendered by and not withdrawn before the Expiration Date.

All Partners will receive the same proceeds on a per Share basis, and certain proceeds may be paid in the form of a cash distribution from the Fund of cash the Master Fund receives as part of the division of the Legacy Master Fund’s portfolio. Such a distribution would be made to all Partners, whether or not they participate in the Offer. The purchase of Shares in the Offer shall be made at a price (the “Purchase Price”) determined by the pricing formula below.

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Purchase Price = Base Value * (Price - Asset Value Adjustment – Transaction Expense Adjustment)

The “Base Value” for each Partner will be determined based on the September 30, 2013 net asset value of the appropriate Legacy Fund attributable to such Partner, and contains the following components:

Base Value = 9/30 NAV – Adjusted Tender Amount

•	9/30 NAV: The aggregate net asset value of a Partner’s account as of September 30, 2013.

•	Adjusted Tender Amount: The proceeds from fourth quarter Legacy Fund tender offers received by a Partner, plus (i) the percentage of the aggregate fourth quarter Legacy Fund tender value ($651,133,956) that was received by a Partner multiplied by (ii) $8,590,121. For example, the Adjusted Tender Amount for a Partner who received $100,000 in the fourth quarter tender offer would be calculated as:

The “Price” is 87%.

The “Asset Value Adjustment” is designed to take into account, for purposes of determining the Purchase Price, certain limited changes in the value of the Legacy Master Fund (other than changes in the value of the Legacy Master Fund’s interests in Investment Funds) from September 30, 2013 through the Effective Date. The Asset Value Adjustment is subtracted from the Price on a percentage basis relative to the Base Value attributable to the Partner in question. As of the date of the Offer, it is estimated that the Asset Value Adjustment will be in the range of 1.10% to 1.45% of the Base Value.

The “Transaction Expense Adjustment” includes (i) the legal expenses incurred by the Third Party Feeder and its owners, including in relation to obtaining financing and (ii) advisory fees due to Park Hill Group, who sourced the transaction leading to the Purchase and Sale Agreement, each of which are subtracted from the Price on a percentage basis relative to the Base Value attributable to the tendering Partner. At the time of filing, it is estimated that the Transaction Expense Adjustment will be in the range of 1.20% to 2.20% of the Base Value.

Purchase Price (estimated range) = Base Value * (87% - [1.10% to 1.45%] – [1.20% to 2.20%])

Purchase Price (low end of estimated range) = Base Value * (83.3%)

Purchase Price (high end of estimated range) = Base Value * (84.7%)

Limitations on Estimated Purchase Price: Because the amounts of the Transaction Expense Adjustment and Asset Value Adjustment cannot be known until the Effective Date at the earliest, and because the individual holdings of Partners in the Legacy Feeder Funds may have changed during the period from September 30, 2013 to the Effective Date, the Purchase Price is subject to adjustment. Estimates of these adjustments have been provided above in good faith, but there is no guarantee that these estimates will be accurate and actual adjustments may be significantly different, which could result in a materially lower Purchase Price. For example, if the Effective Date is June 30, 2014, the negative impact of the Transaction Expense Adjustment and Asset Value Adjustment on the Purchase Price will very likely be higher than if the Effective Date is March 31, 2014. Additionally, because one component of the Transaction Expense Adjustment is a dollar amount of legal expenses irrespective of the amount of Shares tendered, a lower participation in the Offer will mean a more significant negative impact of the Transaction Expense Adjustment on the Purchase Price, since such expenses will be borne across a fewer number of tendering Partners. Similarly, a higher participation in the Offer will lead to a less significant negative impact on the Purchase Price, since the expenses would be defrayed across a higher number of tendering Partners. There are many other variables outside of the control of the Fund and the Investment Adviser that may contribute to changes in the Asset Value and Transaction Expense Adjustments and, thus, the Purchase Price. Not all of such

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variables have been stated herein or fully considered in developing the estimates for the Asset Value and Transaction Expense Adjustments. If the Asset Value and/or Transaction Expense Adjustments are higher than those estimated and set forth herein, the Purchase Price will be lower and Partners will receive a lesser amount than depicted in the above formula. Partners desiring absolute certainty as to the proceeds they will receive for tendered Shares should consider not participating in the Offer.

Please see the exhibit entitled “Additional Detail on Purchase Price Calculation” for additional information regarding the determination of the Purchase Price.

As described above, the price for Master Fund interests pursuant to the Purchase and Sale Agreement, which is the same purchase price at which the Fund is making the Offer and which reflects a discount to net asset value, was negotiated and agreed to on behalf of the Third Party Feeder by sophisticated, professional and institutional investors based on their independent analysis of the Legacy Master Fund’s portfolio. The Third Party Feeder’s representatives are active participants in the secondary markets for private funds, such as the Master Fund, and as such may have market insights not readily available to Partners. Additionally, the Third Party Feeder representatives, including one or more of whom that were previously associated persons of the Investment Adviser, had access to the Legacy Master Fund’s portfolio information and such representatives or their respective affiliates may have other investments in certain of the Investment Funds held by the Legacy Master Fund and/or may have access to additional information not otherwise available to Partners in the Fund. As a result, the Third Party Feeder may have an informational advantage over Partners in terms of its ability to assess the current value of, and potential future distributions to be made from, the Master Fund’s portfolio and the appropriateness of the Purchase Price.

In authorizing conduct of the Offer at the discounted Purchase Price, the Board determined that the Offer (in conjunction with the Legacy Fund Offers) is reasonable in the context of providing Partners with choices among remaining in the Legacy Feeder Funds, choosing liquidation by investing in the Fund, or choosing early liquidity from the Fund at the discount reflected in the Offer. In making such determination, the Board took into account, among other things, that the discount reflected in the Purchase and Sale Agreement with the Third Party Feeder with respect to purchase of the Fund’s Master Fund interests resulted from a competitive process among a number of institutional investors, which was conducted by an institutional broker, Park Hill Group. The Board also engaged an independent financial advisor, Houlihan Lokey, to assist the Board’s consideration process.

The value of the Master Fund’s assets may increase over time, and any Partner tendering Shares that are accepted by the Fund in the Offer will not benefit from any increase in value with respect to tendered Shares.

The Fund reserves the right to extend, amend or cancel the Offer as described herein. The Fund may extend the Offer to meet the Minimum Participation Requirement or other conditions to the Offer.

The Fund is not yet capitalized and does not have any outstanding Shares, except that the Legacy Master Fund is the sole initial shareholder of the Fund. The Fund will issue Shares having an aggregate net asset value equal to the interests tendered by investors in Legacy Fund Offers being conducted by certain of the Legacy Feeder Funds, pursuant to which proceeds of such Legacy Feeder Fund tenders will be paid in-kind in the form of Shares of the Fund. If the Legacy Fund Offers are cancelled, suspended or amended, the Offer will also be cancelled, suspended or amended.

In the event that the Investment Adviser or any of its affiliates holds Shares in the Fund, such Shares may be tendered for repurchase in connection with the Offer, without notice to Partners.

3. Amount of Tender. Subject to the conditions set forth herein, the Fund will purchase up to 100% of the Fund’s outstanding Shares as of the Effective Date. All Shares tendered will be accepted for repurchase by the Fund unless the Fund elects to cancel or amend the Offer, or postpone acceptance of tenders made pursuant to the Offer, in accordance with the terms and conditions hereof.

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At the present time, certain Managers, members of the Board and officers of the Fund or of a Fund affiliate have indicated their intentions to have their Shares acquired in the Offer (or to have their interests of other feeder funds of the Master Fund acquired in parallel tender offers being made simultaneously with this tender offer by such other feeder funds of the Master Fund).

4. Procedure for Tenders. Investors wishing to tender Shares pursuant to the Offer should contact their Financial Advisor or Portfolio Manager who will provide a customized Tender Offer Form to be signed and returned. The completed and executed Tender Offer Form must be submitted by the Financial Advisor or Portfolio Manager prior to the Expiration Date. The Fund recommends that all documents be submitted by certified mail, return receipt requested, or by facsimile transmission. A Partner choosing to fax a Letter of Transmittal should also send the original completed and executed Letter of Transmittal (the Tender Offer Form will suffice) promptly thereafter.

Investors wishing to confirm receipt of a Letter of Transmittal may contact their Financial Advisor or Portfolio Manager. The method of delivery of any documents is at the election and complete risk of the Partner tendering an Share, including, but not limited to, the failure of the Placement Agent to receive any Letter of Transmittal or other document submitted by facsimile transmission. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Fund, in its sole discretion, and such determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders determined by it not to be in appropriate form or the acceptance of or payment for which would, in the opinion of counsel for the Fund, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer or any defect in any tender with respect to any particular Share or any particular Partner, and the Fund’s interpretation of the terms and conditions of the Offer will be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Fund shall determine. Tenders will not be deemed to have been made until the defects or irregularities have been cured or waived. None of the Fund, the Investment Adviser, Placement Agent nor any of the Managers or Directors of the Fund shall be obligated to give notice of any defects or irregularities in tenders, nor shall any of them incur any liability for failure to give such notice.

5. Withdrawal Rights. You may withdraw your tendered Shares until the Expiration Date and, if Shares have not yet been accepted by the Fund, after the expiration of 40 business days from the commencement of the Offer. Following the acceptance of Shares for purchase in the Offer, you will not have the right to withdraw your tendered Shares. To be effective, any notice of withdrawal must be timely received by the Placement Agent. A form to use to give notice of withdrawal is available by calling the Support Desk of the Investment Adviser at (800) 725-9456. All questions as to the form and validity (including time of receipt) of notices of withdrawal will be determined by the Fund, in its sole discretion, and such determination shall be final and binding. Shares properly withdrawn shall not thereafter be deemed to be tendered for purposes of the Offer. However, withdrawn Shares may be re-tendered prior to the Expiration Date by following the procedures for tenders described above.

6. Purchases and Payment. For purposes of the Offer, the Fund will be deemed to have accepted Shares that are tendered when it gives written notice to the tendering Partner of its election to purchase such Shares. Payment for Shares will be made as promptly as possible, although settlement of the Offer and payment of the Purchase Price will be delayed beyond the Effective Date. In light of the necessity for Investment Fund transfers to be duly authorized and effected to divide the Legacy Master Fund’s portfolio as of the Effective Date, settlement of the Offer may only occur following the execution of such transfer agreements, which will occur after the date on which Shares are accepted for purchase in the Offer. Due to, among other things, the large number of Investment Funds held and the varying degrees of cooperation needed from the Investment Managers, the date as of which transfer agreements will be executed is uncertain. To the extent that the Master Fund is delayed in entering into sufficient agreements to acquire an approximately pro-rata portion of the Legacy Master Fund’s portfolio or the Fund’s Board of Directors determines that the other conditions to the Offer cannot be met by March 31, 2014, the Fund will be required to delay the Effective Date to June 30, 2014, in which case the settlement of the Offer and payment of repurchase proceeds to tendering Partners will also be delayed. Such a change in the Effective Date would not necessarily be accompanied by an extension of the Offer (so that you might not be able to withdraw your tendered Shares). Following the acceptance of Shares for purchase in the Offer, you will not have the right to withdraw your tendered Shares.

The Purchase Price will be paid in cash. Please see section 2 for a detailed description of the Purchase Price, which is less than the net asset value of Shares and may be less than the amount Partners might otherwise receive by holding their Shares to liquidation, and Partners that tender Shares pursuant to the Offer may consequently be foregoing material value (on both a present value and an absolute dollar basis) that they would otherwise receive over time if they held their Shares through liquidation.

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The repurchase of Shares is subject to regulatory requirements imposed by the Securities and Exchange Commission (“SEC”). The Fund’s repurchase procedures are intended to comply with such requirements. However, in the event that the Board determines that modification of the repurchase procedures is required or appropriate, the Board will adopt revised repurchase procedures as necessary to ensure the Fund’s compliance with applicable regulations or as the Board in its sole discretion deems appropriate. Conditions of the Offer are set forth in section 7 below.

The Fund does not presently intend to impose any charges (other than direct costs and expenses, such as wiring fees) on the repurchase of Shares; however, the Purchase Price will incorporate certain adjustments for fees and expenses as described in more detail herein. Shares will be repurchased at a price that reflects a discount to net asset value as described herein.

7. Certain Conditions of the Offer. The Offer is conditioned upon the consummation of the Legacy Fund Offers. If the Legacy Master Fund is ultimately unable to make an approximately pro-rata division of its portfolio by the Effective Date, the Legacy Fund Offers will not be consummated, the Master Fund would not be capitalized, and the Fund will not have investors. In addition, the Offer is conditioned upon the closing of the Third Party Feeder purchase pursuant to the Purchase and Sale Agreement, which in turn contains the following conditions: (a) the Minimum Participation Requirement; (b) a requirement that the consent of Investment Funds representing at least 98% of the Legacy Master Fund portfolio shall have consented to the division of the Legacy Master Fund Portfolio (the “Consent Threshold”); and (c) the consent of certain Investment Funds specified in the Purchase and Sale Agreement shall have been obtained by the Legacy Master Fund (the “Specified Funds Transfer Condition.”) The Third Party Feeder may, in its discretion, waive such conditions to the consummation of the Purchase and Sale Agreement.

The Fund reserves the right, subject to applicable law, at any time and from time to time, subject to applicable law, to extend the period of time during which the Offer is pending by notifying Partners of such extension. If the Fund elects to extend the period during which the Offer is pending, the Effective Date may, in the discretion of the Board, be delayed to June 30, 2014. During any extension of the Offer, all Shares previously tendered and not withdrawn will remain subject to the Offer.

The Fund may amend the Offer or postpone the acceptance of tenders made pursuant to the Offer (and, by extension, the Effective Date) in order to allow for the conditions described above to be satisfied. However, there can be no assurance that the Fund will exercise its right to extend, amend or cancel the Offer or to postpone acceptance of tenders pursuant to the Offer. If the Fund determines to amend the Offer or to postpone the acceptance of Shares tendered, it will, to the extent required, extend the period of time during which the Offer is open as provided above and will promptly notify Partners.

8. Certain Information About the Fund. The Fund is a newly-created fund which has not yet commenced operations. The Fund has been established for the purpose of providing Partners with an opportunity to transfer their investments in the Legacy Feeder Funds into feeder funds with the investment objective of preserving value while prioritizing liquidity to Partners over active management as well as having the opportunity to participate in the Offer. Such Legacy Feeder Funds are conducting a concurrent repurchase offers, and all Partners participating in such Legacy Fund Offers will receive Shares as in-kind repurchase proceeds for tendered interests. The principal executive office of the Fund is located at 4265 San Felipe, 8th Floor, Houston, Texas 77027 and the telephone number is (713) 993-4675. Shares are not traded on any established trading market and are subject to strict restrictions on transferability pursuant to the LP Agreement. The Investment Adviser’s investment committee (“Investment Committee”) members are Messrs. Lee G. Partridge, Jeremy L. Radcliffe, William K. Enszer, William B. Hunt and William R. Guinn (herein defined as the “Managers”). Their address is c/o Endowment Advisers, L.P. at 4265 San Felipe, 8th Floor, Houston, Texas 77027 and the telephone number is (713) 993-4675.

Based on December 31, 2013 estimated values, Mr. John A. Blaisdell, Manager, Director and Co-Principal Executive Officer of the Fund, does not have any beneficial ownership in the Fund, but beneficially owns an aggregate of $1,503,159 of the interests in the fund complex, which includes the Feeder Funds, the Master Fund, the Legacy Feeder Funds and the Legacy Master Fund (“Fund Complex”).

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Based on December 31, 2013 estimated values, Mr. John E. Price, Principal Financial Officer of the Fund, does not have any beneficial ownership in the Fund, but beneficially owns an aggregate of $121,947 of the interests in the Fund Complex.

Based on December 31, 2013 estimated values, Mr. Lee G. Partridge, Manager and Chief Investment Officer of the Investment Adviser, does not have any beneficial ownership in the Fund or the Fund Complex.

Based on December 31, 2013 estimated values, Mr. Jeremy L. Radcliffe, Secretary of the Fund, does not have any beneficial ownership in the Fund, but beneficially owns an aggregate of $516,490 of the interests in the Fund Complex.

Based on December 31, 2013 estimated values, Mr. Scott E. Schwinger, Independent Director of the Fund, does not have any beneficial ownership in the Fund, but beneficially owns an aggregate of $223,345 of the interests in the Fund Complex.

Based on December 31, 2013 estimated values, Mr. William K. Enszer, portfolio manager of the Fund, does not have any beneficial ownership in the Fund or the Fund Complex.

None of the other directors of the Fund have any beneficial ownership in the Fund Complex.

The Fund does not have any plans or proposals that relate to or would result in: (1) the acquisition by any of the above of additional Shares in the Fund, or the disposition of Shares in the Fund; (2) an extraordinary transaction, such as a merger, reorganization or liquidation, involving the Fund; (3) other than as described herein, any material change in the present distribution policy or indebtedness or capitalization of the Fund; (4) other than as described herein, any change in the identity of the Investment Adviser or the Managers or Directors of the Fund, or in the management of the Fund including, but not limited to, any plans or proposals to change the number or the term of the Directors of the Fund, to fill any existing vacancy for a Director or to change any material term of the investment advisory arrangements with the Investment Adviser; (5) other than the sale of Master Fund interests pursuant to the Purchase and Sale Agreement as described herein, a sale or transfer of a material amount of assets of the Fund; (6) any other material change in the Fund’s structure or business, including any plans or proposals to make any changes in its fundamental investment policies, as amended, for which a vote would be required by Section 13 of the 1940 Act; or (7) any changes in the LP Agreement or other actions that might impede the acquisition of control of the Fund by any person.

The Master Fund and the Feeder Funds (including the Fund) have negotiated and entered into the Purchase and Sale Agreement with the Third Party Feeder. Under the Purchase and Sale Agreement, the Third Party Feeder has agreed to purchase Master Fund interests from the Fund (and other Feeder Funds) at a purchase price that reflects a discount to the net asset value of such Master Fund interests corresponding to the Purchase Price reflected in the Offer. The Purchase and Sale Agreement is subject to certain conditions, including the requirement of a minimum participation of Feeder Fund investors holding interests, in the aggregate, equal to the Minimum Participation Requirement. If the Minimum Participation Requirement is not met, the Offer may be cancelled, in which case Shares would not be accepted for repurchase and Partners would remain invested in the Fund. If the Minimum Participation Requirement and other conditions of the Offer are met or waived by the Third Party Feeder, the Third Party Feeder will purchase Master Fund interests from the Fund at the agreed upon purchase price. The agreed upon purchase price is reflected in the Purchase Price of the Offer such that the purchase price the Third Party Feeder pays for the Fund’s Master Fund interests will equal the Purchase Price the Fund pays Partners for tendered Shares.

Additionally, as stated above, the Legacy Master Fund will transfer to the Master Fund an approximately pro-rata portion of the Legacy Master Fund’s investment portfolio. However, to the extent that one or more Investment Managers do not consent to the division of the Legacy Master Fund’s interest in the Investment Fund as of the Effective Date, the Legacy Master Fund will be unable to transfer to the Master Fund a pro-rata portion of its interest in the Investment Fund. Instead, the Legacy Master Fund will be required to pay to the Master Fund an amount of cash equal to the net asset value as of the Effective Date of the relevant portion of the Legacy Master Fund’s interest proposed but unable to be transferred. The Purchase Price will not be adjusted to reflect such amounts of cash. Accordingly, there may be differences in the allocations and/or holdings of the portfolios of the Legacy Master Fund and the Master Fund if consents are not received from all Investment Funds. Furthermore, there can be no assurance that the net asset value of such a non-transferring Investment Fund paid in cash would ultimately represent the full value of a continuing interest in such Investment Fund.

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The Third Party Feeder is controlled by certain institutional investors managed by two separate and unaffiliated investment advisory organizations, HarbourVest Partners, L.P. and Origami Capital Partners, LLC (each is also unaffiliated with the Fund and the Investment Adviser). If the Minimum Participation Requirement and other conditions to the Purchase and Sale Agreement are met (or, in the discretion of the Third Party Feeder, waived) and the purchase of Shares by the Third Party Feeder is completed, the Offer will result in the Third Party Feeder acquiring a controlling interest in the Master Fund such that the Third Party Feeder investors will have the ability effectively to veto certain actions requiring a vote or unilaterally determine the outcome of a Master Fund vote, including votes with respect to changes to certain governance standards and any vote required under the 1940 Act, which could adversely affect the interests of the Fund and Partners. Additionally, the Third Party Feeder has had an opportunity to review the Master Fund’s portfolio holdings and may have access to information not generally available to Fund Partners. To the extent that the interests of investors in the Third Party Feeder hereto conflict with those of the Fund or Partners, the Third Party Feeder investors’ ability to determine the outcome of certain Master Fund votes may adversely affect the Fund and the Partners.

Additionally, in consideration for the Third Party Feeder’s agreement to purchase Master Fund interests and assuming the Minimum Participation Requirement and other conditions are met, following the Offer the Master Fund Board has agreed to appoint as directors of the Master Fund two individuals to be submitted by the Third Party Feeder prior to the closing of the Third Party Feeder investment. The Third Party Feeder anticipates appointing as directors an individual to be identified, who is expected to be affiliated with HarbourVest Partners L.P., and Jeffrey Young, a partner of Origami Capital Partners, LLC. Mr. Young was born in 1967 and is responsible for all aspects of Origami’s operations, collaborating on firm leadership, investing, and working with clients. His experience is in completing complex transactions and building businesses. Mr. Young graduated from the University of California, Berkeley (A.B., 1989) and the Santa Clara University School of Law (J.D., 1993). He is admitted to the bar in California and Nevada. The addition of two new directors would increase the size of the Master Fund’s board from five to seven members, with four members serving as persons who are not “interested” as defined in the 1940 Act. The two new Master Fund directors would be “interested” directors, and would have the ability effectively to veto certain actions requiring a unanimous vote of fund directors but would not constitute a majority and would not themselves be able to determine the outcome of any Master Fund board vote, other than matters that require a unanimous vote. Such Master Fund directors will not become directors of the Fund. Investors are not tendering Shares to the Third Party Feeder and have no claim or rights with respect to the Third Party Feeder.

The investors in the Third Party Feeder have entered into a voting agreement with the Investment Adviser (the “Voting Agreement”) pursuant to which the investors in the Third Party Feeder agree that they will not vote to terminate the Master Fund’s investment management agreement (the “Investment Management Agreement”) with the Investment Adviser unless (i) a majority of the Master Fund’s independent directors has voted to so terminate the Investment Management Agreement, (ii) it has been formally determined by a court or an arbitrator that the Investment Adviser (or any officer, director, member, partner, principal or employee thereof) has engaged in willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the Investment Adviser’s office or has materially breached its obligations under the LP Agreement or (iii) such vote is in the same proportion as the other investors in the Master Fund’s feeder funds (for example, if 40% of the investors in the other Master Fund’s feeder funds vote to terminate the Investment Management Agreement, the investors in the Third Party Feeder may cause the Third Party Feeder to vote 40% of its interest to terminate the Investment Management Agreement). In addition, the investors in the Third Party Feeder have agreed that they will vote in favor of any nominee to serve as an independent director on the Master Fund board of directors who has been nominated by a majority of the Master Fund’s independent directors unless (i) they have received written advice of reputable outside counsel that voting for such nominee would be a breach of such investors’ fiduciary duties (such investors have pre-approved two existing directors of the Legacy Funds as suitable independent directors for the Master Fund) or (ii) such vote is in the same proportion as the other investors in the Master Fund’s feeder funds (for example, if 40% of the investors in the other Master Fund’s feeder funds vote against a nominee of the independent directors of the Master Fund, the investors in the Third Party Feeder may cause the Third Party Feeder to vote 40% of its interest against such nominee). The investors in the Third Party Feeder have also agreed that they will not cause the Third Party Feeder to call a meeting of the holders of the Master Fund’s voting interests for the purpose of terminating the Investment Management Agreement, or to solicit proxies (including, without limitation, hiring a proxy solicitor) or the written consent of the holders of the Master Fund’s voting interests in connection with a vote of such holders to terminate the Investment Management Agreement.

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To obtain consents, the Legacy Master Fund and the Master Fund may be required to agree to jointly and severally indemnify Investment Funds and Investment Managers in connection with the division of the Legacy Master Fund’s portfolio or any related transfers of Investment Fund interests to the Master Fund, which could expose the Master Fund, and thus the Fund, to additional liabilities. The Legacy Master Fund may bear expenses of transfers imposed by Investment Funds, including fees and expenses of their respective counsel to the Investment Funds, as well as accounting fees and expenses that the Investment Funds may incur in the future in connection with the Investment Fund’s compliance with any U.S. federal tax requirements or elections as a result of the transfers. To the extent the Legacy Master Fund does not or is unable to pay such expenses, the Master Fund may be liable for such expenses.

9. Certain Federal Income Tax Consequences. The following discussion is a general summary of the federal income tax consequences of the purchase of Shares by the Fund from Partners pursuant to the Offer. Investors should consult their own tax advisers for a complete description of the tax consequences to them of a purchase of their Shares by the Fund pursuant to the Offer.

A Partner who tenders all of its Shares to the Fund for repurchase generally will recognize capital gain or loss to the extent of the difference between the proceeds received by such Partner and such Partner’s adjusted tax basis in its Shares. The amount realized will include the Partner’s allocable share of the Fund’s nonrecourse borrowings (as defined for Federal income tax purposes), if any. Gain, if any, will be recognized by a tendering Partner only as and after the total proceeds received by such Partner exceed the Partner’s adjusted tax basis in its Shares. A Partner’s tax basis in its Shares generally will be adjusted for Fund income, gain, deduction or loss allocated, for tax purposes, to the Partner for periods prior to the purchase of the Shares by the Fund. A tax loss, if any, will be recognized by the Partner only after the tendering Partner has received full payment from the Fund. This capital gain or loss will be short-term or long-term depending upon the Partner’s holding period for its Shares at the time the gain or loss is recognized. United States Treasury Regulations provide that a Partner may have a fragmented holding period for its Shares if the Partner has made contributions to the Fund at different times. However, a tendering Partner will recognize ordinary income to the extent such Partner’s allocable share of the Fund’s “unrealized receivables” or items of Fund inventory exceeds the Partner’s basis in such unrealized receivables or items of Fund inventory, as determined pursuant to the United States Treasury Regulations. For these purposes, accrued but untaxed market discount if any, on securities held by the Fund will be treated as an unrealized receivable with respect to the tendering Partner. A Partner who tenders less than all of its Shares to the Fund for repurchase will recognize gain (but not loss) in a similar manner only to the extent that the amount of the proceeds received exceeds such Partner’s adjusted tax basis in its Shares.

Pursuant to the authority granted to it under the LP Agreement, the Investment Adviser intends to specially allocate items of Fund capital gain, including short-term capital gain, to a withdrawing Partner to the extent its liquidating distribution would otherwise exceed its adjusted tax basis in its Shares. Such a special allocation may result in the withdrawing Partner recognizing capital gain, which may include short-term gain, in the Partner’s last taxable year in the Fund, thereby reducing the amount of any long-term capital gain recognized during the tax year in which it receives its liquidating distribution upon withdrawal.

10. Miscellaneous. The Offer is not being made to, nor will tenders be accepted from, investors in any jurisdiction in which the Offer or its acceptance would not comply with the securities or Blue Sky laws of such jurisdiction. The Fund is not aware of any jurisdiction in which the Offer or tenders pursuant thereto would not be in compliance with the laws of such jurisdiction. However, the Fund reserves the right to exclude Partners from the Offer in any jurisdiction in which it is asserted that the Offer cannot lawfully be made. The Fund believes such exclusion is permissible under applicable laws and regulations, provided the Fund makes a good faith effort to comply with any state law deemed applicable to the Offer.

The Fund has filed an Issuer Tender Offer Statement on Schedule TO with the SEC, which includes certain information relating to the Offer summarized herein. A free copy of such statement may be obtained from the Fund by contacting the Investment Adviser at (800) 725-9456 or from the SEC’s internet web site, http://www.sec.gov. For a fee, a copy may be obtained from the Public Reference Room of the SEC at 100 F Street, N.E., Washington, DC 20549. For more information about its operation, call (202) 551-8090.

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Financial Statements

The Fund has not yet commenced operations and, accordingly, financial statements are not available. The Fund will issue and file financial statements with the SEC on Form N-CSR as required under the 1940 Act.

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